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                                                                     EXHIBIT 4.3




                             CLASS B PREFERRED STOCK

NUMBER                                                                    SHARES



                              BIG CITY BAGELS, INC.

Incorporated Under The Laws Of The State Of New York
                                        See Reverse Side For Certain Definitions

                     TOTAL AUTHORIZED ISSUE 1,100,000 SHARES

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
    25,000,000 SHARES PAR VALUE $.001 EACH                                          1,000,000 SHARES PAR VALUE $.001 EACH
                 COMMON STOCK                                                                  PREFERRED STOCK
                                                                                    350,000 SHARES DESIGNATED AS CLASS A
                                                                                               PREFERRED STOCK
                                                                                    564,562 SHARES DESIGNATED AS CLASS B
                                                                                               PREFERRED STOCK
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                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE
                  SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT
                  WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD,
                  ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED
                  WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH
                  SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND
                  APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL
                  SATISFACTORY TO BLF, INC. TO THE EFFECT THAT REGISTRATION IS
                  NOT REQUIRED UNDER SUCH ACT OR SUCH STATE SECURITIES LAWS.


This is to Certify that ________________________________________ is the owner of

                         **                               **
________________________________________________________________________________

       FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B PREFERRED STOCK OF
                    BIG CITY BAGELS, INC. (the "Corporation")

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional, or other special rights of the shares of Series A Preferred Stock and the qualifications, limitations or restrictions of such preferences and/or rights.




IN WITNESS WHEREOF, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:



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
___________________________________________               CORPORATE           _____________________________________________
Nelson Braff.,                    SECRETARY                 SEAL              Mark Weinreb,                       PRESIDENT
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